UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 2014


                               TICKET TO SEE, INC.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                                                32-0379665
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

   2620 Regatta Drive, Suite 102
           Las Vegas, NV                                           89128
(Address of principal executive offices)                         (Zip code)

                                  507.777.4310
               (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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                           CURRENT REPORT ON FORM 8-K

                               TICKET TO SEE, INC.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

On May 7, 2014 the Board of Directors and the majority stockholder of Ticket to See, Inc., a Nevada corporation (the "Company") adopted resolutions approving an amendment (the "Amendment") of the Company's Articles of Incorporation to increase the number of authorized shares. Prior to the Amendment, the authorized shares of the Company consisted of 75,000,000 shares of common stock, $0.001 par value.

The Amendment was filed with the Secretary of State of the State of Nevada on May 20, 2014 and increased the number of shares of common stock which the Company is authorized to issue from 75,000,000 shares to 200,000,000 shares, $0.001 par value. The Company also designated 10,000,000 shares of preferred stock, par value $0.001, in one or more series, with such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as may, from time to time, be adopted by the Board.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The disclosure set forth under Item 5.03 of this Current Report is incorporated herein in its entirety by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this current report.

     Exhibit No.                   Description
     -----------                   -----------

        3.1        Certificate of Amendment to Articles of Incorporation

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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2014                     TICKET TO SEE, INC.


                                       By: /s/ Aidan Buckley
                                          -----------------------------------
                                          President

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